Exhibit 23(f)2

Consent of Independent Registered Public Accounting Firm

Southern Company Gas
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231185) and Form S-8 (No.333-26963 and 333-154965) of Southern Company Gas of our report dated February 7, 2022, relating to the consolidated financial statements of Southern Natural Gas Company, L.L.C., which appears in this Annual Report on Form 10-K of Southern Company Gas.

/s/ BDO USA, LLP
Houston, Texas
February 16, 2022